Exhibit 99.1
News Release

Contact:	Emily Duncan Investor Relations 833-447-2783 investorrelations@constellation.com Paul Adams Corporate Communications 667-218-7700 paul.adams@constellation.com
CONSTELLATION REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS
Earnings Release Highlights
•GAAP Net Loss of ($36) million and Adjusted EBITDA (non-GAAP) of $1,137 million for the fourth quarter of 2023. GAAP Net Income of $1,623 million and Adjusted EBITDA (non-GAAP) of $4,025 million for the full year 2023, exceeding the top end of our guidance range of $3,800 million to $4,000 million
•Delivered on our commitments to shareholders:
◦Expanded the nation's largest, highly reliable, carbon-free nuclear fleet by acquiring a partial ownership stake in the South Texas Project Nuclear Generating Station
◦Completed our initial $1 billion of share repurchases and authorized an additional $1 billion in continuation of the program, reinforcing our commitment to return value to shareholders
◦Our issuer credit rating was upgraded by Standard & Poor’s (S&P) for the second time since separation, from BBB to BBB+, reflecting our improving financial measures and risk profile
◦Doubled the annual per share dividend from the 2022 level
◦Commenced our $350 million project to expand our renewable energy portfolio by completing the repowering of Criterion and beginning the repowering of our Missouri wind generation facilities
•Recognized by Just Capital in its "Just 100" annual ranking that reflects the performance of America’s largest publicly traded companies based on a variety of key factors
•Ranked the No. 1 producer of carbon-free energy and have the lowest rate of carbon dioxide emissions for the 10th consecutive year amongst our peer group
•Received the Community Partnership Award from The Center for Energy Workforce Development for our work in building a skilled energy workforce that represents the diverse communities we serve
•Earned 2023 Great Place to Work® certification based on positive ratings from our employees on their experience working at Constellation

Baltimore (Feb. 27, 2024) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the fourth quarter and full year 2023.

“We had extremely strong financial and operational performance as our nuclear fleet continued to achieve unmatched reliability, allowing us to deliver carbon-free energy to our customers in all hours of the day under some of the harshest weather conditions in decades,” said Joe Dominguez, president and CEO of Constellation. “Our generation fleet was matched by an industry-leading commercial business serving the most competitive large industrial customers and three-fourths of the Fortune 100 last year, including top names in technology and other industries seeking to drive economic growth with clean energy across our nation. We took a disciplined approach to growing our business in 2023, completing our acquisition of a partial stake in the South Texas Project nuclear plant, repowering our wind assets, taking steps to extend the life of our nuclear plants and investing in new equipment to increase their output. We are delivering our hourly-matched carbon-free energy product to top sustainability leaders, and our results reflect growing acknowledgement by our customers that nuclear energy delivers unique value that can’t be matched anywhere in the marketplace.”

“Our high investment grade balance sheet and the competitive advantage of our integrated generation and commercial business delivered exceptional financial performance in 2023, earning $4.025 billion in adjusted EBITDA, up from $2.667 billion in the previous year and over $900 million above the midpoint of our original guidance,” said Dan Eggers, chief financial officer of Constellation. “We continue to invest in organic and inorganic growth opportunities, while doubling our dividend, completing our $1 billion share repurchase program and authorizing a second $1 billion repurchase program in December.”
Investor and Analyst Webcast Information
We will host a virtual investor and analyst event via webcast to highlight Constellation’s business and earnings outlook for 2024 and beyond, scheduled for tomorrow at 8:30 a.m. Eastern Time. The webcast and associated materials can be accessed at https://investors.constellationenergy.com.
Fourth Quarter 2023
Our GAAP Net Loss for the fourth quarter of 2023 was ($36) million, down from $34 million GAAP Net Income in the fourth quarter of 2022. Adjusted EBITDA (non-GAAP) for the fourth quarter of 2023 increased to $1,137 million from $605 million in the fourth quarter of 2022. For the reconciliations of GAAP Net Income (Loss) to Adjusted EBITDA (non-GAAP), refer to the tables beginning on page 4.
Adjusted EBITDA (non-GAAP) in the fourth quarter of 2023 primarily reflects:
•Favorable market and portfolio conditions partially offset by unfavorable labor, contracting, and materials, decreased ZEC revenues, decreased capacity revenues, and unfavorable impacts of nuclear outages

Full Year 2023
Our GAAP Net Income for 2023 was $1,623 million, compared to ($160) million GAAP Net Loss in 2022. Adjusted EBITDA (non-GAAP) for 2023 increased to $4,025 million from $2,667 million in 2022.
Adjusted EBITDA (non-GAAP) for the full year 2023 primarily reflects:
•Favorable market and portfolio conditions partially offset by unfavorable labor, contracting, and materials, decreased capacity revenues, and unfavorable impacts of nuclear outages

Recent Developments and 2023 Highlights

•Delivering on Our Capital Allocation Promises: Through our strong free cash flows we delivered on our commitments announced last year to grow the business and return capital to shareholders. We grew our nuclear fleet with our acquisition of an undivided ownership interest in the South Texas Project Nuclear Generating Station, a 2,645-megawatt, dual-unit nuclear plant located about 90 miles southwest of Houston, for $1.65 billion, further expanding our contribution to a carbon-free future. We completed our initial $1 billion of share repurchases, buying back nearly 10.6 million shares. In December our Board of Directors approved expanding the program for an additional $1 billion, reinforcing our continued commitment to return value to shareholders. We received our second issuer credit rating upgrade from S&P since separation, from BBB to BBB+, reflecting their view that the financial risk has significantly improved with the nuclear production tax credit (PTC). We doubled our dividend from the 2022 level. During the year we also commenced our previously announced $350 million effort to increase the output and lifespan of our renewable energy portfolio, beginning with the repowering of our Criterion and Missouri wind facilities.

•No. 1 Producer of Carbon-Free Energy: For the 10th consecutive year we are the nation’s largest producer of carbon-free energy and have the lowest rate of carbon dioxide emissions among the 20 largest private, investor-owned power producers in the United States, according to an independent analysis based on publicly reported 2021 air emissions data. The annual Benchmarking Air Emissions of the 100 Largest Electric Power Producers in the United States report showed that the next cleanest company among the group of 20 had more than four-and-a-half times the rate of carbon dioxide emissions as Constellation.

•Just Capital "Just 100": Just Capital recognized Constellation in its “Just 100,” an annual ranking that reflects the performance of America’s largest publicly traded companies based on a variety of issues deemed by Americans to be most important in business today. Key factors for selection range from how a company invests in its employees and communities, to how it treats customers and minimizes environmental impact.

•Community Partnership Award: We received the Community Partnership Award from The Center for Energy Workforce Development (CEWD) for our work in building a skilled energy workforce that represents the diverse communities we serve. The award recognizes our multi-faceted efforts to establish lasting and impactful relationships with our local community — including educators, minority facing organizations, workforce development nonprofits and others — to fuel the energy talent pipeline. We also teamed up with CEWD to sponsor its Energy Industry Fundamentals 2.0 program. The interactive, 120-hour curriculum for high school and technical school students aims to provide expanded energy education and career awareness to 500,000 students over the next decade.

•2023 Great Place to Work Certification: In the third quarter we were Certified™ by Great Place To Work®. The designation is based on how our employees rate their experience working at Constellation. In a survey of about 5,000 of our employees, 81% of those who responded said it is a great place to work – about 24 points higher than the average U.S. company. Great Place To Work® is acknowledged worldwide as a global benchmark for workplace culture, employee experience and the leadership behaviors proven to deliver strong market performance, employee retention and increased innovation.

•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem and South Texas Project (STP) Generating Stations, produced 45,563 gigawatt-hours (GWhs) in the fourth quarter of 2023, compared with 44,436 GWhs in the fourth quarter of 2022. Excluding Salem and STP, our nuclear plants at ownership achieved a 95.1% capacity factor for the fourth quarter of 2023, compared with 95.4% for the fourth quarter of 2022. There were 56 planned refueling outage days in the fourth quarter of 2023 and 65 in the fourth quarter of 2022. There were seven non-refueling outage days in the fourth quarter of 2023 and three in the fourth quarter of 2022.

•Natural Gas, Oil, and Renewables Operations: The dispatch match rate for our gas and hydro fleet was 97.5% in the fourth quarter of 2023, compared with 96.1%1 in the fourth quarter of 2022. Energy capture for the wind and solar fleet was 96.3% in the fourth quarter of 2023, compared with 96.7%1 in the fourth quarter of 2022.
GAAP/Adjusted EBITDA (non-GAAP) Reconciliation
Adjusted EBITDA (non-GAAP) for the three and twelve months ended December 31, 2023 and 2022 does not include the following items that were included in our reported GAAP Net Income:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2023	2022	2023	2022
GAAP Net Income (Loss) Attributable to Common Shareholders	$(36)	$34	$1,623	$(160)
Income Tax (Benefit) Expense	158	133	840	(339)
Depreciation and Amortization	288	272	1,096	1,091
Interest Expense, Net	139	64	431	251
Unrealized Loss (Gain) on Fair Value Adjustments	1,002	413	658	1,058
Asset Impairments	—	—	71	—
Plant Retirements and Divestitures	—	(7)	(28)	(11)
Decommissioning-Related Activities	(439)	(306)	(716)	820
Pension & OPEB Non-Service Credits	(14)	(31)	(54)	(116)
Separation Costs	17	41	101	140
Acquisition Related Costs	9	—	12	—
ERP System Implementation Costs	5	6	25	22
Change in Environmental Liabilities	15	(2)	43	10
Prior Merger Commitment	—	—	—	(50)
Noncontrolling Interests	(7)	(12)	(77)	(49)
Adjusted EBITDA (non-GAAP)	$1,137	$605	$4,025	$2,667

________
1Prior year dispatch match and energy capture was previously reported as 96.6% and 95.9%, respectively. The update reflects a change to include the Conowingo run-of-river hydroelectric operational performance within renewable energy capture, and remove the performance from dispatch match.
1

About Constellation
A Fortune 200 company headquartered in Baltimore, Constellation Energy Corporation (Nasdaq: CEG) is the nation’s largest producer of clean, carbon-free energy and a leading supplier of energy products and services to businesses, homes, community aggregations and public sector customers across the continental United States, including three fourths of Fortune 100 companies. With annual output that is nearly 90% carbon-free, our hydro, wind and solar facilities paired with the nation’s largest nuclear fleet have the generating capacity to power the equivalent of 16 million homes, providing about 10% of the nation’s clean energy. We are further accelerating the nation’s transition to a carbon-free future by helping our customers reach their sustainability goals, setting our own ambitious goal of achieving 100% carbon-free generation by 2040, and by investing in promising emerging technologies to eliminate carbon emissions across all sectors of the economy.
Non-GAAP Financial Measures
In analyzing and planning for our business, we supplement our use of net income as determined under generally accepted accounting principles in the United States (GAAP), with Adjusted EBITDA (non-GAAP) as a performance measure. Adjusted EBITDA (non-GAAP) reflects an additional way of viewing our business that, when viewed with our GAAP results and the accompanying reconciliation to GAAP net income included above, may provide a more complete understanding of factors and trends affecting our business. Adjusted EBITDA (non-GAAP) should not be relied upon to the exclusion of GAAP financial measures and is, by definition, an incomplete understanding of our business, and must be considered in conjunction with GAAP measures. In addition, Adjusted EBITDA (non-GAAP) is neither a standardized financial measure, nor a presentation defined under GAAP and may not be comparable to other companies’ presentations or deemed more useful than the GAAP information provided elsewhere in this press release and earnings release attachments. We have provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted EBITDA (non-GAAP) should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measure provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted EBITDA (non-GAAP) to the most directly comparable financial measures calculated and presented in accordance with GAAP and are posted on our website: www.ConstellationEnergy.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on February 27, 2024.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2023 Annual Report on Form 10-K (to be filed on February 27, 2024) in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies, and (2) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

2

Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

	Three Months Ended December 31, 2023	Twelve Months Ended December 31, 2023
Operating revenues	$5,796	$24,918
Operating expenses
Purchased power and fuel	4,018	16,001
Operating and maintenance	1,422	5,685
Depreciation and amortization	288	1,096
Taxes other than income taxes	134	553
Total operating expenses	5,862	23,335
Gain (loss) on sales of assets and businesses	(1)	27
Operating income (loss)	(67)	1,610
Other income and (deductions)
Interest expense, net	(139)	(431)
Other, net	349	1,268
Total other income and (deductions)	210	837
Income (loss) before income taxes	143	2,447
Income tax (benefit) expense	182	859
Equity in losses of unconsolidated affiliates	—	(11)
Net income (loss)	(39)	1,577
Net income (loss) attributable to noncontrolling interests	(3)	(46)
Net income (loss) attributable to common shareholders	$(36)	$1,623

	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2022
Operating revenues	$7,333	$24,440
Operating expenses
Purchased power and fuel	5,708	17,462
Operating and maintenance	1,375	4,841
Depreciation and amortization	272	1,091
Taxes other than income taxes	138	552
Total operating expenses	7,493	23,946
Gain (loss) on sales of assets and businesses	(12)	1
Operating income (loss)	(172)	495
Other income and (deductions)
Interest expense, net	(64)	(251)
Other, net	383	(786)
Total other income and (deductions)	319	(1,037)
Income (loss) before income taxes	147	(542)
Income tax (benefit) expense	116	(388)
Equity in losses of unconsolidated affiliates	(4)	(13)
Net income (loss)	27	(167)
Net income (loss) attributable to noncontrolling interests	(7)	(7)
Net income (loss) attributable to common shareholders	$34	$(160)

Change in Net income (loss) from 2022 to 2023	$(70)	$1,783

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$368	$422
Restricted cash and cash equivalents	86	106
Accounts receivable
Customer accounts receivable (net of allowance for credit losses of $56 and $46 as of December 31, 2023 and 2022, respectively)	1,934	2,585
Other accounts receivable (net of allowance for credit losses of $5 as of December 31, 2023 and 2022)	917	731
Mark-to-market derivative assets	1,179	2,368
Inventories, net
Natural gas, oil, and emission allowances	284	429
Materials and supplies	1,216	1,076
Renewable energy credits	660	617
Other	1,655	1,026
Total current assets	8,299	9,360
Property, plant, and equipment, net	22,116	19,822
Deferred debits and other assets
Nuclear decommissioning trust funds	16,398	14,114
Investments	563	202
Goodwill	425	47
Mark-to-market derivative assets	995	1,261
Deferred income taxes	52	44
Other	1,910	2,059
Total deferred debits and other assets	20,343	17,727
Total assets	$50,758	$46,909

	December 31, 2023	December 31, 2022
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,644	$1,159
Long-term debt due within one year	121	143
Accounts payable and accrued expenses	2,612	3,734
Mark-to-market derivative liabilities	632	1,558
Renewable energy credit obligation	972	901
Other	338	344
Total current liabilities	6,319	7,839
Long-term debt	7,496	4,466
Deferred credits and other liabilities
Deferred income taxes and unamortized ITCs	3,209	3,031
Asset retirement obligations	14,118	12,699
Pension obligations	1,070	605
Non-pension postretirement benefit obligations	732	609
Spent nuclear fuel obligation	1,296	1,230
Payables related to Regulatory Agreement Units	3,688	2,897
Mark-to-market derivative liabilities	419	983
Other	1,125	1,178
Total deferred credits and other liabilities	25,657	23,232
Total liabilities	39,472	35,537
Commitments and contingencies
Shareholders' equity
Common stock	12,355	13,274
Retained earnings (deficit)	761	(496)
Accumulated other comprehensive income (loss), net	(2,191)	(1,760)
Total shareholders’ equity	10,925	11,018
Noncontrolling interests	361	354
Total equity	11,286	11,372
Total liabilities and shareholders’ equity	$50,758	$46,909

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities
Net income (loss)	$1,577	$(167)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	2,514	2,427
Deferred income taxes and amortization of ITC	251	(643)
Net fair value changes related to derivatives	996	986
Net realized and unrealized (gains) losses on NDT funds	(476)	794
Net realized and unrealized (gains) losses on equity investments	(307)	13
Other non-cash operating activities	18	248
Changes in assets and liabilities:
Accounts receivable	396	(868)
Receivables from and payables to affiliates, net	—	20
Inventories	60	(228)
Accounts payable and accrued expenses	(1,330)	1,142
Option premiums received (paid), net	26	(177)
Collateral received (posted), net	(1,491)	(351)
Income taxes	325	162
Pension and non-pension postretirement benefit contributions	(54)	(237)
Other assets and liabilities	(7,806)	(5,474)
Net cash flows provided by (used in) operating activities	(5,301)	(2,353)
Cash flows from investing activities
Capital expenditures	(2,422)	(1,689)
Proceeds from NDT fund sales	5,822	4,050
Investment in NDT funds	(6,050)	(4,271)
Collection of DPP, net	7,340	4,964
Proceeds from sales of assets and businesses	24	52
Acquisitions of assets and businesses	(1,690)	(29)
Other investing activities	7	27
Net cash flows provided by (used in) investing activities	3,031	3,104
Cash flows from financing activities
Change in short-term borrowings	146	257
Proceeds from short-term borrowings with maturities greater than 90 days	539	—
Repayments of short-term borrowings with maturities greater than 90 days	(200)	(1,180)
Issuance of long-term debt	3,195	14
Retirement of long-term debt	(168)	(1,162)
Retirement of long-term debt to affiliate	—	(258)
Contributions from Exelon	—	1,750
Dividends paid on common stock	(366)	(185)
Repurchases of common stock	(992)	—
Other financing activities	42	(35)
Net cash flows provided by (used in) financing activities	2,196	(799)
Increase (decrease) in cash, restricted cash, and cash equivalents	(74)	(48)
Cash, restricted cash, and cash equivalents at beginning of period	528	576
Cash, restricted cash, and cash equivalents at end of period	$454	$528

Constellation Energy Corporation
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (non-GAAP) and Analysis of Earnings
Three Months Ended December 31, 2023 and 2022
(unaudited)
(in millions)

2022 GAAP Net Income (Loss) Attributable to Common Shareholders	$34
Income Tax (Benefit) Expense (1)	133
Depreciation and Amortization	272
Interest Expense, Net	64
Unrealized Loss (Gain) on Fair Value Adjustments (2)	413
Plant Retirements and Divestitures	(7)
Decommissioning-Related Activities (3)	(306)
Pension & OPEB Non-Service Credits	(31)
Separation Costs (4)	41
ERP System Implementation Costs (5)	6
Change in Environmental Liabilities	(2)
Noncontrolling Interests (6)	(12)
2022 Adjusted EBITDA (non-GAAP)	$605

Year Over Year Effects on Adjusted EBITDA (non-GAAP):
Market and Portfolio Conditions (7)	775
ZEC Revenue (8)	(79)
PJM Performance Bonuses, Net (9)	(55)
Labor, Contracting and Materials (10)	(39)
Capacity Revenue (11)	(43)
Nuclear Outages (12)	(40)
Other	13
Total Year Over Year Effects on Adjusted EBITDA (non-GAAP)	$532

2023 GAAP Net Income (Loss) Attributable to Common Shareholders	$(36)
Income Tax (Benefit) Expense (1)	158
Depreciation and Amortization	288
Interest Expense, Net	139
Unrealized Loss (Gain) on Fair Value Adjustments (2)	1,002
Decommissioning-Related Activities (3)	(439)
Pension & OPEB Non-Service Credits	(14)
Separation Costs (4)	17
Acquisition Related Costs	9
ERP System Implementation Costs (5)	5
Change in Environmental Liabilities	15
Noncontrolling Interests (6)	(7)
2023 Adjusted EBITDA (non-GAAP)	$1,137

(1)Includes amounts contractually owed to Exelon under the Tax Matters Agreement (TMA) reflected in Other, net.
(2)Includes mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(3)Reflects all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, ARO remeasurement, and impacts of contractual offset for Regulatory Agreement Units.
(4)Represents certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the Transition Services Agreement (TSA).
(5)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(6)Represents elimination of the noncontrolling interest related to certain adjustments.
(7)Favorable market and portfolio conditions primarily driven by higher realized margins on load contracts and generation-to-load optimization.
(8)Lower ZEC revenues primarily driven by lower Illinois ZEC prices in the current planning year.
(9)Reflects lower net bonus payments from PJM related to the December 2022 weather event in 2023 financial results compared to 2022, due to higher net revenue recorded in 2022, net of collectability reserves, compared to incremental net revenue in 2023 reflective of the final FERC-approved settlement.
(10)Primarily reflects increased employee-related costs, including labor and other incentives.
(11)Reflects decreased capacity revenues primarily in the Mid-Atlantic.
(12)Reflects volume and operating and maintenance impact of nuclear outages.

Constellation Energy Corporation
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (non-GAAP) and Analysis of Earnings
Twelve Months Ended December 31, 2023 and 2022
(unaudited)
(in millions)

2022 GAAP Net Income (Loss) Attributable to Common Shareholders	$(160)
Income Tax (Benefit) Expense (1)	(339)
Depreciation and Amortization	1,091
Interest Expense, Net	251
Unrealized Loss (Gain) on Fair Value Adjustments (2)	1,058
Plant Retirements and Divestitures	(11)
Decommissioning-Related Activities (3)	820
Pension & OPEB Non-Service Credits	(116)
Separation Costs (4)	140
ERP System Implementation Costs (5)	22
Change in Environmental Liabilities	10
Prior Merger Commitment (6)	(50)
Noncontrolling Interests (7)	(49)
2022 Adjusted EBITDA (non-GAAP)	$2,667

Year Over Year Effects on Adjusted EBITDA (non-GAAP):
Market and Portfolio Conditions (8)	2,123
Labor, Contracting and Materials (9)	(349)
Capacity Revenue (10)	(247)
Nuclear Outages (11)	(157)
Other	(12)
Total Year Over Year Effects on Adjusted EBITDA (non-GAAP)	$1,358

2023 GAAP Net Income (Loss) Attributable to Common Shareholders	$1,623
Income Tax (Benefit) Expense (1)	840
Depreciation and Amortization	1,096
Interest Expense, Net	431
Unrealized Loss (Gain) on Fair Value Adjustments (2)	658
Asset Impairments	71
Plant Retirements and Divestitures	(28)
Decommissioning-Related Activities (3)	(716)
Pension & OPEB Non-Service Credits	(54)
Separation Costs (4)	101
Acquisition Related Costs	12
ERP System Implementation Costs (5)	25
Change in Environmental Liabilities	43
Noncontrolling Interests (7)	(77)
2023 Adjusted EBITDA (non-GAAP)	$4,025

(1)Includes amounts contractually owed to Exelon under the TMA reflected in Other, net.
(2)Includes mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(3)Reflects all gains and losses associated with NDTs, ARO accretion, ARO remeasurement, and impacts of contractual offset for Regulatory Agreement Units.
(4)Represents certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(5)Reflects costs related to a multi-year ERP system implementation.
(6)Reversal of a charge related to a 2012 merger commitment.
(7)Represents elimination of the noncontrolling interest related to certain adjustments.
(8)Favorable market and portfolio conditions primarily driven by higher realized margins on load contracts and generation-to-load optimization.
(9)Primarily reflects increased employee-related costs, including labor and other incentives, and certain non-essential maintenance work.
(10)Reflects decreased capacity revenues primarily in the Mid-Atlantic and Midwest.
(11)Reflects volume and operating and maintenance impact of nuclear outages, including Salem.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted EBITDA (non-GAAP) Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$5,796	$(84)	(b),(c)	$7,333	$(713)	(b),(c)
Operating expenses
Purchased power and fuel	4,018	(898)	(b)	5,708	(1,125)	(b)
Operating and maintenance	1,422	(83)	(c),(d),(f),(l),(n)	1,375	(86)	(c),(d),(f),(g),(l)
Depreciation and amortization	288	(288)	(h)	272	(272)	(h)
Taxes other than income taxes	134	—		138	—
Total operating expenses	5,862			7,493
Gain (loss) on sales of assets and businesses	(1)	—		(12)	—
Operating income (loss)	(67)			(172)
Other income and (deductions)
Interest expense, net	(139)	139	(i)	(64)	64	(i)
Other, net	349	(326)	(b),(c),(e),(m)	383	(367)	(b),(c),(d),(e),(f),(g),(j),(m)
Total other income and (deductions)	210			319
Income (loss) before income taxes	143			147
Income tax (benefit) expense	182	(182)	(j)	116	(116)	(j)
Equity in income (losses) of unconsolidated affiliates	—	—		(4)	—
Net income (loss)	(39)			27
Net income (loss) attributable to noncontrolling interests	(3)	7	(k)	(7)	12	(k)
Net income (loss) attributable to common shareholders	$(36)			$34
Effective tax rate	127.3%			78.9%
Earnings per average common share
Basic	$(0.11)			$0.10
Diluted	$(0.11)			$0.10
Average common shares outstanding
Basic	320			328
Diluted	321			329
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(e)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service credits.
(f)Adjustment for costs related to a multi-year ERP system implementation.
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment for depreciation and amortization expense.
(i)Adjustment for interest expense.
(j)Adjustment for income taxes.
(k)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(l)Adjustment for certain changes in environmental liabilities.
(m)Adjustment includes amounts contractually owed to Exelon under the TMA.
(n)Adjustment for acquisition related costs.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted EBITDA (non-GAAP) Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Twelve Months Ended December 31, 2023			Twelve Months Ended December 31, 2022
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$24,918	$(1,404)	(b),(c)	$24,440	$1,184	(b),(c)
Operating expenses
Purchased power and fuel	16,001	(2,365)	(b)	17,462	138	(b)
Operating and maintenance	5,685	(343)	(c),(d),(f),(l),(o),(p)	4,841	(28)	(c),(d),(e),(f),(g),(l),(n)
Depreciation and amortization	1,096	(1,096)	(h)	1,091	(1,091)	(h)
Taxes other than income taxes	553	—		552	(2)	(d)
Total operating expenses	23,335			23,946
Gain (loss) on sales of assets and businesses	27	(27)	(g)	1	1	(g)
Operating income (loss)	1,610			495
Other income and (deductions)
Interest expense, net	(431)	431	(i)	(251)	251	(i)
Other, net	1,268	1,184	(b),(c),(e),(m)	(786)	845	(b),(c),(d),(e),(g),(j),(m)
Total other income and (deductions)	837			(1,037)
Income (loss) before income taxes	2,447			(542)
Income tax (benefit) expense	859	(859)	(j)	(388)	388	(j)
Equity in income (losses) of unconsolidated affiliates	(11)	—		(13)	—
Net income (loss)	1,577			(167)
Net income (loss) attributable to noncontrolling interests	(46)	77	(k)	(7)	49	(k)
Net income (loss) attributable to common shareholders	$1,623			$(160)
Effective tax rate	35.1%			71.6%
Earnings per average common share
Basic	$5.02			$(0.49)
Diluted	$5.01			$(0.49)
Average common shares outstanding
Basic	323			328
Diluted	324			329
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(e)Adjustment for Pension and OPEB Non-Service credits.
(f)Adjustment for costs related to a multi-year ERP system implementation
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment for depreciation and amortization expense.
(i)Adjustment for interest expense.
(j)Adjustment for income taxes.
(k)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(l)Adjustment for certain changes in environmental liabilities.
(m)Adjustment includes amounts contractually owed to Exelon under the tax matters agreement.
(n)Reversal of a charge related to a prior 2012 merger commitment.
(o)Adjustment for an asset impairment.
(p)Adjustment for acquisition related costs.

Statistics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Supply Source (GWhs)
Nuclear Generation(a)
Mid-Atlantic	13,340	13,942	53,012	53,214
Midwest	23,793	24,011	93,768	95,090
New York(b)	6,709	6,483	25,546	25,046
ERCOT	1,721	—	1,721	—
Total Nuclear Generation	45,563	44,436	174,047	173,350
Natural Gas, Oil, and Renewables
Mid-Atlantic	548	524	2,014	2,097
Midwest	310	372	1,024	1,202
ERCOT	3,635	3,106	16,877	14,124
Other Power Regions(c)	1,966	2,518	8,512	10,189
Total Natural Gas, Oil, and Renewables	6,459	6,520	28,427	27,612
Purchased Power
Mid-Atlantic	2,895	3,202	16,509	15,366
Midwest	257	185	984	610
ERCOT	818	720	5,530	3,575
Other Power Regions(c)	11,317	11,167	44,192	51,131
Total Purchased Power	15,287	15,274	67,215	70,682
Total Supply/Sales by Region
Mid-Atlantic	16,783	17,668	71,535	70,677
Midwest	24,360	24,568	95,776	96,902
New York(b)	6,709	6,483	25,546	25,046
ERCOT	6,174	3,826	24,128	17,699
Other Power Regions(c)	13,283	13,685	52,704	61,320
Total Supply/Sales by Region	67,309	66,230	269,689	271,644

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Outage Days(d)
Refueling	56	65	256	212
Non-refueling	7	3	51	54
Total Outage Days	63	68	307	266
__________
(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants and the total output for fully owned plants.
(b)Other Power Regions includes New England, South, West, and Canada.
(c)Outage days exclude Salem and STP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
ZEC Reference Prices	2023	2022	2023	2022
State (Region)
New Jersey (Mid-Atlantic)(a)	$10.00	$9.88	$9.95	$9.93
Illinois (Midwest)	0.30	12.01	5.18	13.88
New York (New York)	18.27	21.38	19.05	21.38

	Three Months Ended December 31,		Twelve Months Ended December 31,
Capacity Reference Prices	2023	2022	2023	2022
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic)	$49.49	$97.86	$69.64	$126.14
ComEd (Midwest)	34.13	68.96	48.64	121.71
Rest of State (New York)	109.07	72.44	137.88	85.36
Southeast New England (Other)	66.67	126.67	91.67	138.21

	Three Months Ended December 31,		Twelve Months Ended December 31,
Electricity Reference Prices	2023	2022	2023	2022
Location (Region)
PJM West (Mid-Atlantic)	$36.37	$68.62	$33.06	$72.90
ComEd (Midwest)	26.31	52.26	26.64	60.24
Central (New York)	27.33	47.40	26.97	57.52
North (ERCOT)	27.37	52.12	55.15	64.38
Southeast Massachusetts (Other)(b)	34.95	77.07	37.35	86.02
__________
(a)The ZEC price is expected to be $10.00/MWh for each delivery period and is subject to an annual update once full year generation is known. Following the latest annual update, on August 16, 2023 the ZEC price for the delivery period beginning June 1, 2022 through May 31, 2023 was calculated to be $9.88.
(b)Reflects New England, which comprises the majority of the activity in the Other region.